Exhibit 10.96

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE AND WARRANT

This Amendment to Convertible Promissory Note and Warrant (this “Amendment”) is entered into and effective as of May 31, 2014 by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and the person whose signature appears on the signature page attached hereto (the “Investor”).

RECITALS

WHEREAS, under the terms of a Subscription Agreement entered into between the Company and the Investor between August 2013 and February 2014, the Company issued units to the Investor, consisting of the following Company securities: (i) a convertible promissory note having a maturity date of July 30, 2014 (the “Note”), (ii) a warrant to purchase shares of Company common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $1.00 per share at any time on or before July 30, 2016 (the “Warrant”), and (iii) unregistered shares of Common Stock;

WHEREAS, the Investor and the Company desire to amend the Note to, among other amendments set forth herein, extend the maturity date to the earlier of: (i) March 31, 2015, or (ii) the consummation of either an equity-based public offering registered with the U.S. Securities and Exchange Commission or an equity-based private financing, in either case resulting in gross proceeds to the Company of at least $10.0 million (a “Qualified Financing”); and

WHEREAS, as additional consideration for entering into this Amendment, the Company desires to amend the Warrant to, among other amendments set forth herein, reduce the exercise price to $0.50 per share.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

1. Section 2 of the Note is hereby amended and replaced in its entirety with the following:

 “2.           Unless sooner converted in accordance with Section 3, the entire unpaid balance of principal and all unpaid accrued interest shall become fully due and payable on March 31, 2015 (“Maturity”).”

2. Section 3 of the Note is hereby amended and replaced in its entirety with the following:

3.           (a) Automatic Conversion. Subject to the Holder’s Cash Payment Option (as defined in Section 3(b) below), upon the closing by the Company of (i) an equity or equity-based public offering registered with the U.S. Securities Exchange Commission (the “SEC”), or (ii) an equity or equity based private financing, or series of such financing transactions not registered with the SEC, in each case resulting in gross proceeds to the Company of at least $10,000,000 (a “Qualified Financing”), the outstanding principal amount of this Note together with all accrued and unpaid interest hereunder (the “Outstanding Balance”) shall automatically be converted, at the closing of the Qualified Financing and on the same terms and conditions thereunder, into such securities issued in connection with the Qualified Financing, including warrants of the Company issued in the Qualified Financing (the “Conversion Warrants”) (collectively, the “Qualified Financing Securities”).  The number of Conversion Warrants to be issued upon conversion of the Note hereunder shall be determined as follows: the Outstanding Balance as of the date of consummation of the Qualified Financing x 1.25 / the price per share of common stock of the Company (“Common Stock”) sold in the Qualified Financing (valued at the lowest per share price if more than one transaction constitutes the Qualified Financing) (the “Automatic Conversion Formula”).

(b) Cash Payment in Lieu of Automatic Conversion.

(i)           Qualified Financing Notice.  In anticipation of, and prior to, the consummation of the Qualified Financing, and no later than five (5) business days prior to the date on which the Company intends to consummate the Qualified Financing, the Company shall deliver a notice to the Holder in accordance with Section 9 of this Note (the “Qualified Financing Notice”) stating (i) its bona fide intention to consummate the Qualified Financing, and (ii) the principal terms upon which it proposes to consummate the Qualified Financing;

(ii)           Cash Payment.  In lieu of automatic conversion of the Outstanding Balance upon the closing of the Qualified Financing in accordance with Section 3(a) above, the Holder may, at its option, elect to receive a cash payment from the Company (the “Cash Payment Option”) equal to the Outstanding Balance as of the date of payment as satisfaction of the obligations of the Company under the Note (the “Cash Payment”) by delivering written notice to the Company no later than two (2) business days after receipt of the Qualified Financing Notice by the Holder (the “Cash Payment Notice”).  If the Holder elects to exercise the Cash Payment Option, the Company shall deliver the Cash Payment to the Holder upon, and as a condition to, the consummation of the Qualified Financing;

(c)           Voluntary Conversion of Principal and Interest. Subject to the terms and conditions of this Section 3, and provided this Note remains outstanding, at any time and from time to time, the Holder shall have the right, at the Holder’s option, to convert all or a portion of the Outstanding Balance (the “Conversion Option”) into such number of fully paid and non-assessable shares of Common Stock as is determined in accordance with the following formula: the portion of the Outstanding Balance as of the date of the exercise of the Conversion Option being converted / $0.50 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like).  If the Holder elects to exercise the Conversion Option, the Holder shall, by personal delivery or nationally-recognized overnight carrier, surrender the original of this Note and give written notice to the Company (the “Conversion Notice”), which Conversion Notice shall (a) state the Holder’s election to exercise the Conversion Option, and (b) provide for a representation and warranty of the Holder to the Company that, as of the date of the Conversion Notice, the Holder has not assigned or otherwise transferred all or any portion of the Holder’s rights under this Note to any third parties.  The Company shall, within three (3) business days thereafter, issue and deliver to the Holder the number of shares of Common Stock to which the Holder shall be entitled upon exercise of the Conversion Option.

3. As additional consideration for entering into this Amendment, the Company hereby agrees to amend the Warrant as follows:

a. The term “Expiration Date”, as such term is defined in the Warrant, is hereby amended and replaced in its entirety with the following:

“This Warrant shall be exercisable at any time from time to time from and after the date hereof (such date being referred to herein as the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) on the first to occur of (і) December 31, 2016, or (ii) ten (10) days preceding the closing date of any of the following transactions:  (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company by means of a transaction or series of related transactions; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (any such transaction, a “Change of Control”) (such earlier date being referred to herein as the “Expiration Date”).”

b. The term “Exercise Price”, as such term is defined in the Warrant is hereby reduced from $1.00 per share to $0.50 per share. Any reference to an Exercise Price of $1.00 per share is hereby replaced with $0.50 per share.

c. The following shall be added to the Warrant as Section 3. All sections in the Warrant subsequent to Section 3 of the Warrant shall be renumbered accordingly:

“3.           Cashless Exercise.  Notwithstanding any provisions herein to the contrary at any time following the Initial Exercise Date, if the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), the Holder may exercise this Warrant by a cashless exercise; but, only if the sale by the Holder of the shares of Common Stock to be received upon exercise are not registered under an effective registration statement filed by the Issuer with the Securities and Exchange Commission.  In the event of a cashless exercise, the Holder shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
                                   B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Warrant Price.

B =	the Per Share Market Value of one share of Common Stock.”

4. The provisions of the Note and Warrant, as modified in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note and/ or the Warrant, the terms and conditions set forth herein shall control.  This Amendment shall be governed by the laws of the State of California without regard to the conflict of laws provisions thereof.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

VISTAGEN THERAPEUTICS, INC.
By:____________________________________ Shawn K. Singh Chief Executive Officer
INVESTOR:
By:_____________________________________
Original Note Number: Original Note Issue Date: Initial Principal Amount of Original Note: Original Warrant Number: